UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2019

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37721 (Commission File Number)	95-4405754 (IRS Employer Identification No.)

120 Newport Center Drive Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)
(949) 480-8300
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                 Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Directors
On January 17, 2019, Katharine Wolanyk was appointed as a Class I director of Acacia Research Corporation (the “Company”) to serve until the Company’s 2019 annual meeting of stockholders and until her successor is duly elected and qualified. On January 17, 2019, Maureen O’Connell was appointed as a Class II director of the Company to serve until the Company’s 2020 annual meeting of stockholders and until her successor is duly elected and qualified. The Board of Directors of the Company (the “Board”) has determined that each of Ms. Wolanyk and Ms. O’Connell is an independent director under applicable U.S. Securities and Exchange Commission (the “SEC”) and Nasdaq rules. The Board has also determined that Ms. O’Connell satisfies the independence criteria for Audit Committee members, as set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Ms. O’Connell will serve as a member of the Audit Committee.
Each of Ms. Wolanyk and Ms. O’Connell will receive the standard compensation for her respective services at the same level as other non-employee directors of the Company, as described in our Proxy Statement on Schedule 14A filed with the SEC on May 3, 2018. Each of Ms. Wolanyk and Ms. O’Connell has entered into an indemnification agreement with the Company (each, an “Indemnification Agreement”), which requires the Company to indemnify each of them to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreement, a form of which will be filed with the SEC as an exhibit to the Company's Form 10-K for the year ended December 31, 2018.
There is no arrangement or understanding between Ms. Wolanyk or Ms. O’Connell and any other persons or entities pursuant to which either of them was elected as a director. There have been no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Ms. Wolanyk or Ms. O’Connell, or any member of their respective immediate family, had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.
A copy of the Company’s press release announcing the appointments of Ms. Wolanyk and Ms. O’Connell to the Board is attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit No. Description
99.1 Press release dated January 23, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ACACIA RESEARCH CORPORATION
Date: January 24, 2019                    /s/ Mark W. Booth
Chief Intellectual Property Officer

Exhibit Index
Exhibit No. Description
99.1 Press release dated January 23, 2019